Exhibit 28(i)(ii)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of the Gabelli Money Market Funds as filed with the Securities and Exchange Commission on or about January 27, 2023.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

January 27, 2023